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                                                                    Exhibit 99.2


                       IN THE UNITED STATES DISTRICT COURT
                        FOR THE NORTHERN DISTRICT OF OHIO
                                EASTERN DIVISION

NCS HEALTHCARE, INC.,                   )
                                        )       CASE NO. 1:02CV1635
           PLAINTIFF,                   )
                                        )       JUDGE PAUL MATIA
         V.                             )
                                        )       PLAINTIFF'S MOTION FOR
OMNICARE, INC.,                         )       PRELIMINARY INJUNCTION
                                        )
           DEFENDANT.                   )

      Pursuant to Rule 65(a) of the Federal Rules of Civil Procedure, Plaintiff NCS HealthCare, Inc. ("NCS") respectfully moves the Court for an order enjoining Defendant Omnicare, Inc. ("Omnicare") from soliciting additional tenders of shares of NCS stock until such time as Omnicare makes disclosures directly to the stockholders of NCS correcting the misrepresentations and omissions made to date by Omnicare as detailed in the First Amended Complaint of NCS and further mandating that any shareholder who has tendered shares to Omnicare be provided the opportunity to rescind their tender of shares upon notice of such corrective disclosures. The grounds for this Motion are detailed in the First Amended Complaint and in Plaintiff's Combined Memorandum in Opposition to Defendant's Motion to Dismiss the First Amended Complaint and in Support of Plaintiff's Motion for Preliminary Injunction, which
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Combined Memorandum is being filed contemporaneously herewith and is incorporated herein by reference.

                                            Respectfully submitted,
                                            /s/ Mark A. Phillips
                                            -----------------------------
                                            MARK A. PHILLIPS (0047347)
                                            JEFFREY A. CROSSMAN (0063550)
                                            BENESCH, FRIEDLANDER, COPLAN
                                               & ARONOFF LLP
                                            2300 BP Tower, 200 Public Square
                                            Cleveland, OH  44114
                                            Telephone:        (216) 363-4500
                                            Facsimile:        (216) 363-4588
                                            mphillips@bfca.com

Of Counsel:

Edward P. Welch
Edward B. Micheletti
SKADDEN, ARPS, SLATE, MEAGHER
   & FLOM, LLP
One Rodney Square
P.O. Box 636
Wilmington, DE   19899-0636
Telephone:   (302) 651-3000
Facsimile:   (302) 651-3001
ewelch@skadden.com



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